                                                                    Exhibit 15






                                           November 12, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                          Re:   Parker Drilling Company
                                                Registration on Form S-8


We are aware that our report dated October 29, 1999, on our review of the interim financial information of Parker Drilling Company for the period ended September 30, 1999 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345 and 333-84069).




                                           By:/s/PricewaterhouseCoopers LLP
                                           --------------------------------
                                           PricewaterhouseCoopers LLP